SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Company)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

Change of 2007 Annual Meeting Date to August 10, 2007

The Board of Directors of eDiets.com, Inc. (the “Company”) has changed the date for the 2007 annual meeting of the stockholders of the Company (the “2007 Annual Meeting”) to August 10, 2007, pursuant to a Unanimous Written Consent dated March 14, 2007 (the “Board Consent”). The 2007 Annual Meeting will be held at 10:00 AM at the executive offices of the Company, which are located at 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334, subject to adjournment as provided in the By-laws of the Company, or at such other location as may be specified in the Proxy Statement for the 2007 Annual Meeting. This represents a change in the Company’s recent past practice of holding its annual stockholder meetings in May. This change will permit the Company to comply this year with new SEC rules permitting companies to solicit proxies for annual meetings by posting proxy materials on an internet website. The Company intends to revert to its practice of conducting its annual meetings in May beginning with its annual meeting in 2008.

June 10, 2007, Set as Record Date

The Board of Directors has designated June 10, 2007, as the record date (the “Record Date”) to determine the stockholders of the Company entitled to notice of and to vote at the 2007 Annual Meeting pursuant to the Board Consent.

April 15, 2007, Set as New Cut Off Date for Stockholder Nominees, Proposals, Etc.

The Board of Directors has also designated (in such Board Consent) April 15, 2007, as the date by which any stockholder who wishes to present any business, nominee or proposal for action at the 2007 Annual Meeting must give notice to the Company. This date was changed to coordinate with the new date for the 2007 Annual Meeting.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

	By:	/s/ Steve Rattner
Steve Rattner
President

Date: March 16, 2007